Exhibit 99.1

FOR IMMEDIATE RELEASE

AMAG Pharmaceuticals Announces Appointment of
John A. Fallon, M.D. to Board of Directors

WALTHAM, Mass., September 8, 2014 — AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) today announced that John Fallon, M.D., senior vice president and chief physician executive at Blue Cross & Blue Shield of Massachusetts (BCBSMA), has been elected to AMAG’s board of directors, effective September 5, 2014.

Dr. Fallon brings to the AMAG board broad-based payer, managed care and physician group practice management experience, as well as expertise obtained through his distinguished 25-year career in a variety of physician hospital organizations, integrated delivery systems and academic medical centers. During his tenure at BCBSMA, Dr. Fallon has been responsible for ensuring the highest standards of medical care for the health plan’s nearly 3 million members. He is also responsible for helping to expand health care strategies around quality, effectiveness and efficiency.

“John’s deep experience in leadership roles on the delivery side of the healthcare continuum will be of great value to AMAG and complements our current board,” said Gino Santini, chairman of the board of AMAG. “We are pleased to have John join us as the company continues to implement its strategic plan, growing our current products and seeking additional products to expand and diversify the portfolio.”

Prior to his role at BCBSMA, Dr. Fallon served as chief executive officer for clinical affairs at the State University of New York Downstate Medical Center, including University Hospital of Brooklyn and the clinical faculty practice plan. His professional experience also includes the Partners Healthcare System, where he was chairman of the physician network. Dr. Fallon was also the founder and CEO of North Shore Health System, a large physician-hospital organization in Massachusetts. He serves on the board of directors of Insulet Corporation, as well as several not-for-profit boards, including NEHI (Network for Excellence in Health Innovation) (Chair), National Committee for Quality Assurance (NCQA) Medical Standards (Chair), New England Comparative Effectiveness Public Advisory Council (CEPAC) and Temple University School of Medicine Board of Advisors.

“I am very excited about joining the AMAG board at this time,” said Dr. Fallon. “AMAG has an impressive record of achievement over the past couple of years, and I look forward to working with the board and management to help the company build on those successes.”

Dr. Fallon practiced internal medicine for more than 20 years, fulfilled his residency at Boston City Hospital, is Board Certified in Internal Medicine and is a fellow of the American College of Physicians.  He received a bachelor’s degree from the College of the Holy Cross, a master’s degree in business administration from the University of South Florida and a medical degree from Tufts University School of Medicine.

About AMAG

AMAG Pharmaceuticals, Inc. is a specialty pharmaceutical company that markets Feraheme® (ferumoxytol) Injection and MuGard® Mucoadhesive Oral Wound Rinse in the United States.  Along with driving continued growth of its products, AMAG intends to continue to expand its portfolio through the in-license or purchase of additional pharmaceutical products or companies, including revenue-generating commercial products and late-stage development assets that leverage its corporate infrastructure and commercial expertise.  Our primary goal is to bring to market therapies that provide clear benefits and improve patients’ lives.  For additional company information, please visit www.amagpharma.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to statements regarding AMAG’s goals and strategic plan, including plans to grow our current products and seek additional products to expand and diversify our portfolio, Dr. Fallon’s expected contributions to AMAG’s board and AMAG’s ability to build on past successes are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others: (1) the likelihood and timing of potential approval of Feraheme in the U.S. in the broader iron deficiency anemia (IDA) indication in light of the complete response letter we received from the FDA informing us that our supplemental new drug application (sNDA) for the broader indication could not be approved in its present form and stating that we had not provided sufficient information to permit labeling of Feraheme for safe and effective use for the proposed broader indication, (2) the possibility that following FDA review of post-marketing safety data, including reports of serious anaphylaxis, cardiovascular events, and death, and/or in light of the label changes requested by the European Medicines Agency’s (EMA) Pharmacovigilance Risk Assessment Committee (PRAC) and confirmed by the Committee for Medicinal Products for Human Use (CHMP), the FDA (or other regulators) will request additional technical or scientific information, new studies or reanalysis of existing data, on-label warnings, post-marketing requirements/commitments or risk evaluation and mitigation strategies (REMS) in the current indication for Feraheme for IDA in adult patients with chronic kidney disease (CKD) and the additional costs and expenses that will or may be incurred in connection with such activities, (3) whether our proposed label changes will be acceptable to the FDA or other regulatory authorities and what impact such changes, or such additional changes as the FDA, CHMP or other regulators may require, will have on sales of Feraheme/Rienso™ (Rienso is the brand name of ferumoxytol in the EU), (4) our and Takeda Pharmaceutical Company Limited’s ability to successfully compete in the intravenous (IV) iron replacement market both in the U.S. and outside the U.S., including the EU, as a result of limitations, restrictions or warnings in Feraheme’s/Rienso’s current or future label, including the changes recommended by PRAC and confirmed by CHMP that Rienso be administered to patients by infusion over at least 15-minutes (replacing injection) and that it be contraindicated for patients with any known history of drug allergy, (5) our ability to execute on our long-term strategic plan or to realize the expected results from our long-term strategic plan, (6) Takeda’s ability to obtain regulatory approval for Feraheme in Canada, and Rienso in the EU, in the broader IDA patient population, (7) the possibility that significant safety or drug interaction problems could arise with respect to Feraheme/Rienso and in turn affect sales, or our ability to market the product both in the U.S. and outside of the U.S., including the EU, (8) the relationship between Takeda and AMAG and the impact on commercialization efforts for Feraheme/Rienso in the EU and Canada, (9) the likelihood and timing of milestone payments, if any, in connection with AMAG’s licensing arrangement with Takeda, (10) the manufacture of Feraheme/Rienso or MuGard, (11) our patents and proprietary rights both in the U.S. and outside the U.S., (12) the risk of an Abbreviated New Drug Application (ANDA) filing following the FDA’s recently published draft bioequivalence recommendation for ferumoxytol, (13) the possibility that AMAG will disseminate future Dear Healthcare Provider letters in the U.S. (or, working Takeda, in Europe or other markets), (14) uncertainties regarding our ability to compete in the oral mucositis market in the U.S. and (15) other risks identified in our filings with the U.S. Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and subsequent filings with the SEC.  We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals and Feraheme are registered trademarks of AMAG Pharmaceuticals, Inc.  MuGard is a registered trademark of Access Pharmaceuticals, Inc.  Rienso is a trademark of Takeda Pharmaceutical Company Limited.

AMAG Pharmaceuticals, Inc. Contact:

Katie Payne, 617-498-3303